Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-209827 on Form S-3ASR, and Nos. 333-201636, 333-192019, 333-165261, 333-155304, 333-138716, 333-130270, 333-120395, 333-118322, 333-95901, 333-89008, and 333-43787, and 333-221176 on Form S-8 of Iron Mountain Incorporated of our report dated March 16, 2018, relating to the combined statement of revenue and certain operating expenses of IO Data Centers, LLC, IO Data Centers USA, LLC, IO Capital Princess, LLC, IO Phoenix One, LLC, IO New Jersey One, LLC, IO Ohio One, LLC, IO.Cloud, LLC, IO Data Centers Government Services, LLC and 4802 E Van Buren, LLC (collectively, “IO Portfolio”) for the year ended December 31, 2017 (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the statement), appearing in this Current Report on Form 8-K/A of Iron Mountain Incorporated filed March 19, 2018.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

March 19, 2018